Exhibit 4.14

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of March 16, 1989 among HCA — Hospital Corporation of America, a Delaware corporation (the “Company”), and the undersigned parties hereto and persons who become parties to this Agreement pursuant to the Stockholders Agreement (as defined below) (the “Stockholders”).

The Company and each of the Stockholders is a party to a Stockholders Agreement, dated as of the date hereof (the “Stockholders Agreement”). All capitalized terms used herein without definition shall have the meaning assigned to them in the Stockholders Agreement.

The Company, TF Acquisition, Inc., a Tennessee corporation and a wholly owned subsidiary of the Company (“Acquisition”), and Hospital Corporation of America, a Tennessee Corporation (“HCA”), have entered into an Agreement and Plan of Merger dated November 21, 1988, as amended as of February 7, 1989 (the “Merger Agreement”), providing for the merger (the “Merger”) of Acquisition with and into HCA.

This Agreement is made pursuant to the Subscription Agreement, dated as of the date hereof by and among the Company and the other parties thereto (the “Subscription Agreement”). In order to induce the Stockholders to acquire shares of capital stock of the Company, the Company has agreed to provide, and the Stockholders require as a condition to their acquisition of such shares that the Company provide the registration rights set forth in this Agreement.

Accordingly, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1. “Holder” or “Holders”: any party who is a signatory to this Agreement and any party who shall hereafter acquire and hold Registrable Securities pursuant to the provisions of, and subject to the rights and restrictions set forth in, the Stockholders Agreement, including, without limitation, any party who shall hereafter acquire Registrable Securities, or options to acquire Registrable Securities pursuant to the HCA — Hospital Corporation of America 1989 Nonqualified Stock Option Plan (the “Option Plan”).

1.2 “Initial Options”: options to acquire the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”), granted pursuant to the Subscription Agreement and the Company’s Nonqualified Initial Option Plan and in connection with the cancellation of options to acquire shares of Common Stock, par value $1.00 per share, of HCA.

1.3 “Institutional Investor”: each Holder who is not a Management Investor.

1.4. “Management Investor”: each of the individuals listed on the signature pages to the Stockholders Agreement under the heading “Management Investors” and each individual (other than Thomas F. Frist, Jr.) who is an officer or employee of the Company or any of its subsidiaries who hereafter becomes a party to or agrees to be bound by the terms of the Stockholders Agreement and each Permitted Transferee (as defined in the Stockholders Agreement) of each of the foregoing.

1.5. “Registrable Securities” : any shares of Class A Common Stock outstanding, any outstanding shares of the Company’s Class B Common Stock, par value $.01 per share (“Class B Common Stock”), any outstanding shares of the Company’s Class C Common Stock, par value $.01 per share (“Class C Common Stock” and, together with the Class A Common Stock and Class B Common stock and any other classes of capital stock hereafter issued in respect of in exchange for any outstanding Common Stock of the Company, the “Stock”), and, without duplication, (i) any shares of Class A Common Stock issuable upon (a) conversion of the Class B common Stock or Class C Common Stock, (b) exercise of Initial Options or (c) exercise of options for up to 66,211 shares of Stock granted under the Option Plan which at the time of determination of Registrable Securities are fully vested and exercisable, (ii) any shares of Class B Common Stock issuable upon conversion of Class A Common Stock, and (iii) any shares of Class C Common Stock issuable upon conversion of Class A

Common Stock. Holders of securities convertible into Registrable Securities will be deemed to be Holders of Registrable Securities whether or not such conversion is then permitted by applicable law, charter provision or agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act and in compliance with the requirements of paragraphs (c), (e), (f) and (g) of such Rule (notwithstanding the provisions of paragraph (k) of such Rule) (a “Rule 144 Open Market Transaction”).

1.6. “Requisite Share Number”: (i) until a registration statement with respect to the sale of Registrable Securities shall have become effective under the Securities Act (other than any registration statement on Form S-8 or any successor form to such Form) and Registrable Securities shall have been disposed of in accordance with such registration statement, more than 150,000 Registrable Securities and (ii) thereafter, at least 30,000 Registrable Securities.

2. Registration Rights.

2.1. Demand Registrations.

(a) Subject to Section 2.1(b) below, at any time and from time to time on or after the earlier of (i) the second anniversary of the effective date of the Merger or (ii) any sale by the Company of any shares of Stock for its own account under the Securities Act pursuant to an effective registration statement on Form S-1 (or an equivalent general registration form then in effect), any Holder or Holders owning, individually or in the aggregate, at least the Requisite Share Number shall have the right to require the Company to file a registration statement under the Securities Act covering all or part of such Holder or Holders’ Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (the “Demand Registration Request”). The Company shall give prompt written notice (the “Notice of Demand Request”) of such Demand Registration Request to all Holders who hold of record any Registrable Securities and, thereupon, the Company shall, subject to Sections 2.3 and 2.6, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of (i) the Registrable Securities which the Company has been so requested to register in the Demand Registration Request, for disposition in accordance with the intended method of disposition stated in the Demand Registration

Request and (ii) all other Registrable Securities the Holders’ of which shall have made a written request to the Company for registration thereof (A) within 30 days after the giving of the Notice of Demand Request in the case of the first request pursuant to this Section 2.1(a) and (B) within 15 days after the giving of the Notice of Demand Request in the case of any subsequent request pursuant to this Section 2.1(a), all to the extent necessary to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution) of Registrable Securities to be so registered; provided, however, that no Holder who is a Management Investor shall be entitled to request the registration of any of his Registrable Securities pursuant to this Section 2.1(a) until on or after the second anniversary of the effective date of the Merger.

(b) The demand registration rights granted to the Holders in Section 2.1(a) are subject to the following limitations: (i) except as provided in Section 2.6, the Company shall not be required to effect more than four effective registrations under this Section 2.1; (ii) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be declared effective within a period of six months after the effective date of any other registration statement of the Company effected under this Section 2.1; (iii) if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or HCA (collectively, a Valid Business Reason”), the Company may postpone filing a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than four months, and, in case any such registration statement has been filed, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; (iv) the offering of Registrable Securities requested to be registered pursuant to this Section 2.1 shall be pursuant to a firm commitment underwritten offering unless the Company has previously sold Registrable Securities pursuant to a registration statement under the Securities Act; and (v) the Company shall not be required to effect any registration pursuant to this Section 2.1 unless (x) the Registrable Securities proposed to be registered by the Holder or Holders making such request constitute more than 30,000 Registrable

Securities (other than any registration effected under the Securities Act on Form S-3 or any similar short-form registration statement where the securities proposed to be registered are expected to have an aggregate offering price of at least $10,000,000) and (y) the managing underwriter for such registration, if any, shall agree to use its best efforts to ensure that the shares of Registrable Securities sold in an underwritten offering shall be widely disseminated. If the Company shall give any notices of postponement or withdrawal of any registration statement, the Company shall not, during the period of postponement or withdrawal, register any Stock, other than pursuant to a registration statement on Form S-4 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall give any notice of withdrawal of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal no longer exists (but in no event later than four months after the date of the withdrawal), file a new registration statement covering the Registrable Securities that were covered by the withdrawn registration statement (unless, as a result of Holders having withdrawn any Demand Registration Request, Holders owning fewer than the Requisite Share Number are requesting registration of Registrable Securities or such Holders who have not withdrawn their request to have Registrable Securities registered are requesting registration of fewer than 30,000 Registrable Securities), and such registration statement shall be maintained effective for the full period of time required by this Agreement for registration statements effected pursuant to Section 2.1 and shall not be withdrawn or postponed pursuant to clause (iii) above. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a) (whether pursuant to clause (iii) above or as a result of any stop order or other order or requirement of the Commission or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Section 2.1(b) until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such postponement no longer exists (but in no event later than four months after the date of the postponement), use its best efforts to effect the registration under the Securities Act of Registrable Securities in accordance with this Section 2.1, unless, as a result of Holders having withdrawn any Demand Registration Request, Holders owning fewer than the Requisite Share Number are requesting registration of Registrable Securities or Holders who have not withdrawn their request to have Registrable Securities registered are requesting registration of fewer than 30,000 Registrable Securities, and such registration shall not be withdrawn or postponed pursuant to clause (iii) above.

(c) The Company may elect to include in any registration statement and offering made pursuant to this Section 2.1, authorized but unissued shares of Stock or shares of Stock held by the Company as treasury shares; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Holders exercising the demand registration rights granted to the Holders under this Section 2.1. If the Company elects to include shares of Stock in any registration statement and offering pursuant to this Section 2.1 and any such shares would be excluded from such offering as a result of the proration provisions of Section 2.3(a), the Company may elect to cause such registration statement to be filed under Section 2.2, in which case all the provisions of Section 2.2 shall apply to such registration and such registration shall not be deemed to be an exercise of one of the demand registration rights under Section 2.1.

2.2. “Piggy-Back” Registrations.

(a) If, at any time, the Company proposes or is required to register any of its equity securities (which term as used in this Agreement shall not be deemed to include debt securities which are convertible into or exchangeable for, or which carry, warrants or rights to subscribe or purchase, an equity security) under the Securities Act (other than pursuant to Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 or an equivalent general registration form then in effect), whether or not for its own-account, each such time the Company shall give prompt written notice of its intention to do so to each of the Holders who hold of record Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and then intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the, securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered; provided, however, that no Holder who is a Management Investor shall be entitled to request the registration of any of his Registrable Securities pursuant to this Section 2.2(a) until on or after the second anniversary of the effective date of the Merger. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect registrations upon request under Section 2.1.

(b) (i) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1.

(ii) In case of a determination by the Company to delay such registration of its equity securities, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

2.3. Allocation of Securities Included in Registration Statement. (a) (i) If any requested registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of Registrable Securities requested to be included in such registration (including those securities requested by the Company to be included in such registration) exceeds the largest number (the “Section 2.1 Sale number”) that can be sold in an orderly manner in such offering within a price range acceptable to Holders of Registrable Securities proposed to be registered, the Company shall include in such registration:

(1) all Registrable Securities requested to be included in such registration by all Holders, provided, however, that if the number of such Registrable Securities exceeds the Section 2.1 Sale Number, (x) the number of such

Registrable Securities to be included in such registration shall be allocated pro rata among all Holders requesting that Registrable Securities be included in such registration on the basis of (I) the number of Registrable Securities then held by Institutional Investors requesting that Registrable Securities be included in such registration and (II) one-half the number of Registrable Securities then held by the Management Investors requesting that Registrable Securities be included in such registration; and (y) if all the Registrable Securities proposed to be included in such registration by the Institutional Investors are included pursuant to clause (x) above, then to the extent the Section 2.1 Sale Number exceeds the number of Registrable Securities to be included in such registration pursuant to clause (x) above, Registrable Securities to be included in such registration shall be allocated pro rata among Management Investors requesting that Registrable Securities be included in such registration on the basis of the number of Registrable Securities then held by such Management Investors; and

(2) to the extent that the number of Registrable Securities to be included by all Holders is less than the Section 2.1 Sale Number, securities the Company proposes to register.

If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all

Registrable Securities in a registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a “Withdrawal Election”); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

(ii) If, as a result of Withdrawal Elections (but after the Company shall have included in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other Holders whose Registrable Securities were excluded as a result of the proration provisions of this Section 2.3(a)), fewer than 30,000 Registrable Securities are requested to be included in a registration, the Company may (except in the case of a registration effected on Form S-3 or any similar short form registration statement where the securities proposed to be registered are expected to have an aggregate offering price of at least $10,000,000); at its election, give written notice to all Holders who have requested that Registrable Securities be included in a registration and who have not made a Withdrawal Election that the Company has determined not to proceed with such registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however; to the Holders’ rights to have Registrable Securities registered pursuant to Section 2.1 in the future.

(b) If any registration pursuant to Section 2.2 involves an underwritten offering and the managing underwriter shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.2 Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such offering (i) all the securities the Company proposes to register for its own account, and (ii) to the extent that the Registrable Securities to be included by the Company are less than the Section 2.2 Sale Number, all Registrable Securities requested to be included by all Holders (including the Management Investors, but only on or after the second anniversary of the effective date of the Merger), provided, however, that if the number of such Registrable Securities exceeds the Section 2.2 Sale Number less the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Holders in the manner described in Section 2.3(a) above.

2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any

Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on an appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof as shall be selected by the Company, and use its best efforts to cause such registration statement to become and remain effective;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 120 days) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller but only while the Company is required under the provisions hereof to keep such registration statement effective;

(d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdictions where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction, to consent to general service of process in any such jurisdiction or to conform the composition of its assets at the time to the securities or “blue sky” laws of any jurisdiction;

(e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and, in the case the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) (i) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. (“NASD”);

(h) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form containing, among other provisions, standard provisions with respect to the indemnification of the underwriters) and take such other actions as the holders of at least 51% of the Registrable Securities to be sold under such registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, provided that the underwriting agreement, if any, shall be reasonably satisfactory to the company. The Holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

(j) use its best efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, and to furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder or underwriter.

(k) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and, upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(m) cooperate with each Holder selling Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the participating holders or the managing underwriter or underwriters, if any, may request at least three business days prior to any delivery of Registrable Securities;

(n) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement; and

(o) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders thereof to consummate the disposition of such Registrable Securities.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then the Company shall provide copies of such registration or other statement to such Holder prior to the filing thereof and such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such holder.

2.5. Registration Expenses. Company shall, whether or not any registration pursuant to this Agreement becomes effective, pay all expenses incident to the Company’s performance of or compliance with this Article 2, including (i) Commission, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of the Company’s officers and employees performing legal and accounting duties), (vi) fees and disbursements of counsel for the company, (vii) with respect to each registration, the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities included in such registration) as well as of one local counsel (as applicable), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter) and fees and expenses of other persons, including special experts, retained by the Company and (ix) any fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities. Notwithstanding the foregoing, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to such Registrable Securities (subject, in the case of the Stock Plan, to the Trust Agreement with respect to the Stock Plan).

2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such registration shall be subject to an underwriting agreement and no person may participate in such registration unless such person agrees to sell such person’s securities on the basis provided therein and completes and/or executes all questionnaires and other documents (other than powers of attorney). Which must be executed in connection therewith, provided that (i) any Institutional Investor (other than Thomas F. Frist, Jr. if he is then employed by the Company or any subsidiary thereof) participating in such registration will not be required to make any representations or warranties except those which relate solely to such Institutional Investor, its ownership of and clear title to its Registrable Securities, and its intended method of distribution and (ii) the liability of each such Institutional Investor to any underwriter under such underwriting agreement will be limited to liability arising from misstatements or omissions regarding such Institutional Investor, its ownership of and clear title to its Registrable Securities, and its intended method of distribution and will be limited to an amount equal to the net proceeds such Institutional Investor derives from such registration; provided, however, that in the case of a registration pursuant to Section 2.2, the Company will be required to use only its best efforts to cause the underwriters to accept the foregoing limitation on representations and warranties made by, and the limitation on liability of, Institutional Investors participating in such registration. If the underwriters of any registration pursuant to Section 2.2 do not accept the foregoing limitations, then the Institutional Investors shall, in lieu of participating in the registration pursuant to Section 2.2, be afforded one additional registration under Section 2.1, which registration will be effected in accordance with the provisions of Section 2.1. The Company shall take all reasonable steps to ensure that the Registrable Securities sold in any underwritten public offering shall be widely disseminated.

2.7. Limitations on Sale or Distribution of Other Securities. (a) If requested in writing by the Company or the managing underwriter, if any, of any registration effected pursuant to Section 2.1 or 2.2, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sole pursuant to Rule 144 under the Securities Act, of any Registrable Securities, or of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 7 days before or 90 days after the effective date of each underwritten offering made pursuant to such registration statement (and the Company hereby also so agrees (except that the Company may effect any sale on distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to the managing underwriter) or Form S-8, or any successor or similar form which is then in effect) and agrees to cause each holder of any equity security or of any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public-offering so to agree).

(b) The Company hereby agrees that if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not effect any registration of any of its securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9. Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, employees and stockholders thereof), each other individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof (each, a “Person”) who participates as an underwriter or qualified independent underwriter (“independent underwriter”), if any, in the offering or sale of such securities, each officer, director, employee, stockholder or partner of such underwriter or independent underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatended) in respect thereof (“Claims”) and expenses (including reasonable fees of counsel and any amounts paid in any settlement affected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim; provided, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein; and provided further; that the Company will not be liable to any Person who participates as an underwriter or an independent underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 2.9(a) with respect to any preliminary prospectus, final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such claim or expense of such underwriter, independent underwriter or controlling Person results from the fact that such underwriter or independent underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any made by or on behalf of such indemnified party the transfer of such securities by such seller.

(b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected (and, if the company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its directors, each of the officers who have signed the registration statement, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or independent underwriter, if any, specifically for use in such registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing provided, however that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) shall be limited to the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such party.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and “blue sky” laws.

(d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9; but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such, indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefore. No indemnifying party shall be liable for any settlement effected without its consent (which consent may not be unreasonably withheld or delayed). No indemnifying party shall consent to any settlement or the entry of any judgment which (i) provides for other than monetary damages without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of the underlying claim or litigation.

(e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.9(a), (b) or (c), then each indemnifying party shall contribute an amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subsection (d) above and the indemnifying party is materially prejudiced thereby, or if the allocation provided in the immediately preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits (taking into consideration the fact that the provision of the registration rights hereunder is a material inducement to the Holders to purchase shares of Class A Common Stock, Class B Common Stock or Class C Common Stock) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not he just and equitable if contributions pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the company) shall be required pursuant to this Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

(f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any idenmnified party and shall survive the transfer of the Registrable Securities by any such party.

2.10. Change in Class. In case any Holder has requested that shares of Class A Common Stocks Class B Common Stock or Class Common Stock be registered pursuant to Sections 2.1 or 2.2, such Holder may change the class of Stock so requested to be registered by (i) notice to the company and the managing underwriter, if any, at any time prior to 10 days after the filing of the preliminary prospectus relating to such registration with the commission, and (ii) converting such shares of Stock of a particular class into shares of Stock of another class in accordance with the Restated Certificate of Incorporation prior to the earlier of the execution of the underwriting agreement, if any, and the effectiveness of the registration statement covering such shares.

3. General.

3.1. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely effect the ability of the holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of Holders of Registrable Securities such subdivision would enhance the marketability of the Registrable Securities.

3.2. Rule 144. If the company shall have filed a registration statement pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a registration statement pursuant to the requirements of the Securities Act in respect of any Class A Common Stock, Class B Common Stock or Class C Common Stock or securities of the Company convertible into or exchangeable or exercisable for Class A Common Stock, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) (1) of Rule 144 under the Securities Act), and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

3.3. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided that the Company shall have received written notice thereof from both such beneficial owner and nominee.

3.4. Stockholders Agreement. Notwithstanding anything above to the contrary, all transfers of Registrable Securities subject to the provisions of the Stockholders Agreement shall be made in accordance with such provisions.

3.5. Amendments and Waivers. This Agreement may be amended and the Company, upon approval of the Board of Directors, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of each Holder owning 10% or more of the then outstanding shares of Stock (assuming the exercise of all Initial Options) and by the Holders owning at least three-quarters of the shares of Stock (assuming the exercise of all Initial options) then held by all Holders and, in the case of any amendment, action or omission to act that adversely affects any Holder or all of the members of any group of Holders differently from any of the other Holders, the written consent of such Holder or three-quarters in interest of the shares of Stock (assuming the exercise of all Initial Options) then held by such group of Holders. Holders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section, whether or not such shares of Stock shall have been marked to indicate such consent. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged. The waiver by any party of a breach of any term or provision of the Agreement shall not be construed as a waiver of any subsequent breach.

3.6. Notices. Except as otherwise provided in this Agreement, notices and communications under this Agreement shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, or by overnight courier guaranteeing next day delivery, or by telex or telecopier, addressed to the company, Management Investors or Frist Investors at One Park Plaza, Nashville, Tennessee 37203 (telecopier 615-320-2598) (Attention: Secretary) and to the other parties at the “Address for Notices” specified below its name on Schedule I hereto. Each Holder, by written notice given to the Company in accordance with this Section 3.6 may change the address to which such notice or other communications are to be sent to such Holder. All such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered by hand, on the fifth day after the mailing thereof, if mailed, on the next day after the sending thereof, if by overnight courier, when answered back if telexed and when receipt is acknowledged, if telecopied.

3.7. Miscellaneous.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto, whether so expressed or not. If any person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise (other than pursuant to any offering registered under the Securities Act, any Rule 144 Open Market Transaction or any transfer by the Stock Plan to its participants and beneficiaries), such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional

Registrable Securities (other than in a registered public offering or an open market transaction), such Registrable Securities shall be subject to all the terms, and entitled to all the benefits, of this Agreement.

(b) This Agreement and the documents referred to herein or delivered pursuant hereto embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

(c) This Agreement shall be constructed and enforced in accordance with and governed by the laws of the state of New York without giving effect to the conflicts of law principles thereof.

(d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

(e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(g) It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance; to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) In the event of any change in the capitalization of the company, as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, or in the event of any purchases of stock by the company, the provisions of this

Agreement shall be appropriately adjusted; provided, however, that no adjustment to the provisions of this Agreement need be made unless the adjustment would require an increase or decrease of at least 1% in the capitalization of the company. Any adjustments that are not made shall be carried forward or taken into account in any subsequent adjustment.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HCA — HOSPITAL CORPORATION OF AMERICA

	By:	/s/ William W. McInnes
William W. McInnes Vice-President and Treasurer

HOSPITAL VENTURE PARTNERS

By:

PUTNAM STREET PARTNERS	GENERAL ELECTRIC CAPITAL CORPORATION

By:	By:

ROCK CAPITAL PARTNERS, L.P.
	By:	Rock Capital Associates, as general partner
	By:	Pilot Book Management Company, Inc. as managing general partner

By:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HCA — HOSPITAL CORPORATION OF AMERICA

By:

HOSPITAL VENTURE PARTNERS		HOSPITAL CORPORATION OF AMERICA STOCK BONUS RETIREMENT PLAN
By:	Fort Worth Nashville Partners, as general partner and manager

By:	/s/ Richard E. Rainwater	By:
Richard E. Rainwater

PUTNAM STREET PARTNERS		GENERAL ELECTRIC CAPITAL CORPORATION

By:		By:
Dort A. Cameron, III as managing general partner
ROCK CAPITAL PARTNERS, L.P.
		By:	Rock Capital Associates, as general partner
		By:	Pilot Rock Management Company, Inc., as managing general partner

By:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HCA — HOSPITAL CORPORATION OF AMERICA

By:

HOSPITAL VENTURE PARTNERS		HOSPITAL CORPORATION OF AMERICA STOCK BONUS RETIREMENT PLAN
By:	Fort Worth Nashville Partners, as general partner and manager

By:		By:

PUTNAM STREET PARTNERS		GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dort A. Cameron, III	By:
Dort A. Cameron, III as managing general partner
ROCK CAPITAL PARTNERS, L.P.
		By:	Rock Capital Associates, as general partner
		By:	Pilot Rock Management Company, Inc., as managing general partner

By:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HCA — HOSPITAL CORPORATION OF AMERICA

By:

HOSPITAL VENTURE PARTNERS
By:	Fort Worth Nashville Partners, as general partner and manager

By:

PUTNAM STREET PARTNERS		GENERAL ELECTRIC CAPITAL CORPORATION

By:		By:	/s/ Brian G. Reynolds
	Dort A. Cameron, III as managing general partner		Brian G. Reynolds Senior Region Operations Manager

ROCK CAPITAL PARTNERS, L.P.
		By:	Rock Capital Associates, as general partner
		By:	Pilot Rock Management Company, Inc. as managing general partner

By:

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

HCA — HOSPITAL CORPORATION OF AMERICA

By:

HOSPITAL VENTURE PARTNERS		HOSPITAL CORPORATION OF AMERICA STOCK BONUS RETIREMENT PLAN
By:	Fort Worth Nashville Partners, as general partner and manager

By:		By:

PUTNAM STREET PARTNERS		GENERAL ELECTRIC CAPITAL CORPORATION

By:		By:
Dort A. Cameron, III as managing general partner
ROCK CAPITAL PARTNERS, L.P.
		By:	Rock Capital Associates, as general partner
		By:	Pilot Rock Management Company, Inc., as managing general partner

		By:	/s/ Jonathan [ILLEGIBLE]

THE HOSPITAL CORPORATION OF
AMERICA PROFIT SHARING PLAN as successor to Hospital Corporation of America Stock Bonus Retirement Plan

By:	/s/ John Anderson
John Anderson

BROAD STREET INVESTMENT FUND L. P.		GOLDMAN, SACHS & CO.
BY:	Goldman, Sachs & Co., General Partner

BY:
Partner

STONE STREET FUND 1987		BRIDGE STREET FUND 1987
BY:	Stone Street Capital Corp.,	BY:	Stone Street Capital Corp.
	General Partner		Managing General Partner

BY:
	Vice President	Vice President

STONE STREET FUND 1988		BRIDGE STREET FUND 1988
BY:	Stone Street Managers Corp.,	BY:	Stone Street Managers Corp.,
	General Partner		Managing General Partner

BY:
	Vice President	Vice President

STONE STREET FUND 1988		BRIDGE STREET FUND 1989
BY:	Stone Street Venture Corp.,	BY:	Stone Street Venture Corp.,
	General Partner		Managing General Partner

BY:
	Vice President	Vice President

6563J

Entities

MORGAN CAPITAL CORPORATION
By:	J.P. Morgan & Co. Incorporated
As Agent for Morgan Capital Corporation

By:	/s/ C. Seth
Vice President
J.P. Morgan & Co. Incorporated

CHASE MANHATTAN INVESTMENT HOLDINGS, INC.

By:
President

CONTINENTAL ILLINOIS COMMERCIAL CORPORATION

By:	/s/ G. Robert Muelhauser
G. Robert Muelhauser
Senior Vice President

TORONTO DOMINION INVESTMENTS, INC.

By:	/s/ Earlean L. Lozano
Earlean L. Lozano
Assistant Vice President

6563J

/s/ Thomas F. Frist, Jr.
Thomas F. Frist, Jr.

MANAGEMENT INVESTORS:

/s/ Donald W. Fish
Donald W. Fish

/s/ Roger E. Mick
Roger E. Mick

/s/ James K. Don
James K. Don

/s/ S. Douglas Smith
S. Douglas Smith

/s/ Joseph L. DiLorenzo
Joseph L. DiLorenzo

/s/ Jack O. Bovender, Jr.
Jack O. Bovender, Jr.

/s/ John O. Colton
John O. Colton

/s/ Ronald C. Marston
Ronald C. Marston

/s/ Paul B. Batalden
Paul B. Batalden, M.D.

/s/ Victor L. Campbell
Victor L. Campbell

/s/ Thomas H. Cato
Thomas H. Cato

/s/ Helen Cummings
Helen Cummings

/s/ Claude T. Deaton, III
Claude T. Deaton, III

/s/ Leon Drennan
Leon Drennan

/s/ Deborah F. Drennan
Deborah F. Drennan

/s/ Donald J. Israel
Donald J. Israel

/s/ David J. Malone, Jr.
David J. Malone, Jr.

/s/ William W. McInnes
William W. McInnes

/s/ Joseph D. Moore
Joseph D. Moore

/s/ Philip R. Patton
Philip R. Patton

/s/ Ronald P. Soltman
Ronald P. Soltman

/s/ Scott L. Mercy
Scott L. Mercy

/s/ A. Bruce Moore
A. Bruce Moore

/s/ Glenn Lowry Mitchell
Glenn Lowry Mitchell

/s/ George I. Pust
George I. Pust

/s/ Edward A. Stack
Edward A. Stack

/s/ James G. Stokes
James G. Stokes

/s/ Charles L. Thompson
Charles L. Thompson

/s/ Danny W. Williamson
Danny W. Williamson

/s/ Robert A. Yeager
Robert A. Yeager

/s/ Paul J. McKnight, Jr.
Paul J. McKnight, Jr.

/s/ George R. Bone
George R. Bone

/s/ Richard D. Jones, Jr.
Richard D. Jones, Jr.

/s/ Craig B. Satterlee
Craig B. Satterlee

/s/ John T. Shea
John T. Shea

/s/ John C. Stinson
John C. Stinson

FRIST INVESTORS:

/s/ Patricia C. Frist
Patricia C. Frist

Patricia C. Frist
C/F Patricia C. Frist, II

Patricia C. Frist
C/F Thomas F. Frist, III

Patricia C. Frist
C/F William R. Frist

/s/ Patricia C. Frist
Patricia C. Frist
President
Frisco, Inc.

/s/ Thomas F. Frist, Jr.
Thomas F. Frist, Jr.
General Partner
Frisco Partners

THOMAS F. FRIST, JR. DESCENDANTS TRUST

/s/ Frank F. Drowota III By: Hon. Frank F. Drowota III, Trustee

/s/ Thomas F. Frist
Thomas F. Frist, M.D.

/s/ Thomas F. Frist, Jr.
Thomas F. Frist, Jr., as attorney-in-fact
for Patricia C. Frist, II

/s/ Patricia C. Frist
Patricia C. Frist, as Trustee F/B/O
Patricia C. Frist, II
U/I dated January 17, 1986

/s/ Patricia C. Frist
Patricia C. Frist, as Trustee F/B/O
Thomas F. Frist, III
U/I dated March , 1939

/s/ Patricia C. Frist
Patricia C. Frist, as attorney-in-fact for William R. Frist

/s/ Patricia C. Frist
Patricia C. Frist, Custodian for
William R. Frist
Uniform Gift Min. Act Tenn.

/s/ Patricia C. Frist
Patricia C. Frist, as Trustee F/B/O
William R. Frist
U/I dated June 5, 1978

/s/ Patricia C. Frist
Patricia C. Frist, as attorney-in-fact
for Thomas F. Frist, III

/s/ Patricia C. Frist
Patricia C. Frist, custodian for
Thomas F. Frist, III
Uniform Gift Min. Act Tenn.

/s/ Dorothy Cate Frist
Dorothy Cate Frist

/s/ George Garrett, Jr.
George Garrett, Jr.

/s/ Stephen J. Riven
Stephen J. Riven

/s/ Jan Bernstein Riven
Jan Bernstein Riven

/s/ Stephen J. Riven
Stephen J. Riven
C/F Stephen Jay Riven

/s/ Stephen J. Riven
Stephen J. Riven
C/F Julie Ann Riven

/s/ Joel Gordon
Joel Gordon

/s/ Frank T. Foster
Frank T. Foster

/s/ Judy M. Foster
Judy M. Foster JT TEN

/s/ Robert C. Crosby
Robert C. Crosby

/s/ R. Parker Sherrill R. Parker Sherrill

/s/ John Tobin John Tobin

/s/ Samuel W. Owen, II Samuel W. Owen, II

/s/ Barbara Massey Clark Barbara Massey Clark

TUA JACK C. MASSEY 10/2/72

By:	/s/ Barbara Massey Clark Barbara Massey Clark

/s/ Harry W. Strachan
Harry W. Strachan

John M. Hill

/s/ John A. Hill John A. Hill for Mary Elizabeth King

/s/ John A. Hill John A. Hill for Jane M. Hill

/s/ Charles J. Kane
Charles J. Kane

/s/ Carl E. Reichardt
Carl E. Reichardt

/s/ Frank T. Royal, M.D.
Frank T. Royal, M.D.

/s/ Betty Mercy
Betty Mercy

/s/ R. Clayton McWhorter
R. Clayton McWhorter

/s/ Donald S. MacNaughton
Donald S. MacNaughton

/s/ Charles N. Martin, Jr.
Charles N. Martin, Jr.

/s/ Stuart Voelpel
Stuart Voelpel

/s/ James S. Main
James S. Main

/s/ Robert Vraciu
Robert Vraciu

/s/ C. Richard Gaston
C. Richard Gaston

/s/ Michael A. Koban, Jr.
Michael A. Koban, Jr.

/s/ Hilary E. Adams, III
Hilary E. Adams, III

DOROTHY BOENSCH TRUST

By:	/s/ Thomas F. Frist, Jr. Thomas F. Frist, Jr., Trustee

By:	/s/ H. Lee Barfield H. Lee Barfield, Trustee

DEBORAH FRIST ELLER TRUST

By:	/s/ Thomas F. Frist, Jr.
Thomas F. Frist, Jr., Trustee

By:	/s/ H. Lee Barfield
H. Lee Barfield, Trustee

ROBERT A. AND CAROL KNOX FRIST JT TEN

/s/ Robert A. Frist
Robert A. Frist

/s/ Carol Knox Frist
Carol Knox Frist

/s/ Robert A. Frist
Robert A. Frist

/s/ Carol Knox Frist
Carol Knox Frist

/s/ Robert A. Frist
Robert A. Frist for Robert A. Frist, Jr.

/s/ Robert A. Frist
Robert A. Frist C/F Carol Len Frist

/s/ Robert A. Frist
Robert A. Frist C/F James Knox Frist

/s/ Robert A. Frist
Robert A. Frist President CTSA Profit Plan FBO

TAR HEEL CAPITAL CORPORATION 2

By:	/s/ James C. Furman
James C. Furman, President

/s/ H. Lee Barfield II
H. Lee Barfield II

BASS, BERRY & SIMS PROFIT SHARING TRUST FBO

By:	/s/ Frank Gibb
Frank Gibb

/s/ Mary Louise Frist Barfield
Mary Louise Frist Barfield Mary Louise Lee Barfield

/s/ Mary Louise Frist Barfield
Mary Louise Frist Barfield C/F Mary Lauren Barfield

/s/ Mary Louise Frist Barfield
Mary Louise Frist Barfield C/F Dorothy Frist Barfield

/s/ Mary Louise Frist Barfield
Mary Louise Frist Barfield C/F Lee Cole Barfield

/s/ Mary Louise Frist Barfield
Mary Louise Frist Barfield C/F Corinne Cole Barfield

/s/ William H. Frist, MD
William H. Frist, MD

/s/ William Harrison Frist, Jr.
William Harrison Frist C/F W. Harrison Frist, Jr.

/s/ William Harrison Frist
William Harrison Frist C/F Jonathan M. Frist

/s/ William K. Frist
William K. Frist C/F Bryan Edward Frist

/s/ Karyn M. Frist
Karyn M. Frist

/s/ John C. Frist
John C. Frist

/s/ Mrs. Mary Corinne Frist
Mrs. Mary Corinne Frist

/s/ Mary Corinne Frist
Mary Corinne Frist C/F John Chester Frist III UGMATN

/s/ Mary Corinne Frist
Mary Corinne Frist C/F Corinne A. Frist

John C. Frist Jr. TTE John C. Frist, Jr., MD, PC Money Purchase Pension Plan UAD 11/01/78

/s/ John F. Hindelong
John F. Hindelong

SCHEDULE I

Addresses for Notices

The Hospital Corporation of America	Hospital Venture Partners
Profit Sharing Plan	c/o Richard Rainwater
c/o Mr. John Anderson	201 Main Street, Suite 200
Chairman, Stock Plan Committee	Fort North, TX 76102
One Park Plaza	Attention: Ervin D. Cruce
Nashville, TN 37202	Telephone: (817) 877-0477
Telephone: (615) 327-9551	Telecopy: (817) 332-3923
RAPIFAX: (615) 320-2266

Goldman, Sachs & Co.	Rock Capital Partners, L.P.
Broad Street Investment Fund I., L.P.	1230 Avenue of the Americas
Stone Street Fund 1987	New York, NY 10020
Stone Street Fund 1988	Attention: Jonathan D. Green
Stone Street Fund 1989	Telephone: (212) 698-8630
Broad Street Fund 1987	Telecopy: (212) 698-8540
Broad Street Fund 1988	Telex: (212) 698-8624
Broad Street Fund 1989
85 Broad Street
New York, NY 10004
Attention: Diana Fine
Telephone: (212) 902-5743
RAPIFAX: (212) 902-4103

General Electric Capital Corporation	Putnam Street Partners
100 Galleria Parkway	c/o Investment Ltd. Partnership
Suite 900	115 E. Putnam Ave.
Atlanta, GA 30339	Greenwich, CT 06830
Attention: Mr. Brian G. Reynolds	Attention: Dort A. Cameron, III
Telephone: (404) 955-9299	Telephone: (203) 661-6200
RAPIFAX: (404) 988-9229	Telecopy: (203) 661-0479
RAPIFAX: (404) 953-8416

Morgan Capital Corporation
902 Market Street
Wilmington, DE 19801
Attention: Treasurer
Telephone: (302) 651-2500
Telecopy: (302) 651-2381

Chase Manhattan Investment Holdings, Inc.
1 Chase Manhattan Plaza
New York, NY 10005
Attention: James T. Beale, Jr.
Telephone: (212) 552-5036
Telecopy: (212) 425-2483

Toronto Dominion Investments, Inc.
Georgia-Pacific Center
Suite 3900
Atlanta, GA 30303
Attention: Treasurer
Telephone: (404) 526-8623
RAPIFAX: (404) 522-8107

With a copy to:

Toronto Dominion Bank
USA Division
31 West 52nd Street
New York, NY 10019-6101
Attention: Assistant General Manager,
Investments

Continental Illinois National Bank
260 Peachtree Street
Suite 1710
Atlanta, GA 30303
Attention: Robert Muehlhauser
Telephone: (404) 581-0131
Telecopy: (404) 584-7062